Exhibit 10.4

Dated 27 May 2022

EMERALD DRILLER COMPANY

VANTAGE DRILLER III CO

VANTAGE DRILLING INTERNATIONAL

FORM OF SUPPORT SERVICES AGREEMENT

Wikborg Rein LLP 30 Cannon Street London

EC4M 6XH

TABLE OF CONTENTS

DEFINITIONS AND INTERPRETATION 3
2
TERM 7
3
COMMENCEMENT AND DURATION OF THE SERVICES 7
4
PERSONNEL 8
5
SERVICES 8
6
REMUNERATION OF VD3 10
7
INSURANCE 11
8
LIABILITY AND INDEMNIFICATION 11
9
TERMINATION 12
10
SALE OF THE DRILLING UNIT 14
11
COMPLIANCE WITH LAW 14
12
FORCE MAJEURE 14
13
ASSIGNMENT 15
14
LAW AND DISPUTE RESOLUTION 15
15
NOTICES 16
16
ENTIRE AGREEMENT 17
17
COUNTERPARTS 17
18
SEVERABILITY 17
19
SURVIVAL 17
20
VARIATIONS AND WAIVER OF RIGHTS 18
21
REPRESENTATIONS AND WARRANTIES 18
22
CONFIDENTIAL INFORMATION 18
23
SANCTIONS 19
24
RELATIONSHIP BETWEEN THE OWNER AND VD3 19
25
RIGHTS OF THIRD PARTIES 19
26
COSTS 20
27
GUARANTEE 20

SSA

This SUPPORT SERVICES AGREEMENT (this "Agreement") is made and entered into on 27 May 2022 (the "Contract Date"). If the Effective Date has not already occurred, other than the Contract Date Provisions which are effective as from the Contract Date, this Agreement shall become effective when and if the Effective Date occurs. If the Effective Date has already occurred, this Agreement is effective as from the Contract Date.

BETWEEN:

(1)
EMERALD DRILLER COMPANY, a company incorporated under the laws of the Cayman Islands having its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Owner");

(2)
VANTAGE DRILLER III CO., a company incorporated under the laws of the Cayman Islands acting through its Dubai branch at Emaar Business Park Building #1, 5th floor, Office No. 520 The Greens, Dubai, UAE ("VD3"); and

(3)
VANTAGE DRILLING INTERNATIONAL, a company incorporated under the laws of the Cayman Islands having its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Guarantor").

The Owner and VD3 are hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS:

(A)
The Owner is the owner of or will shortly acquire title to the offshore drilling unit [____] with IMO number [_______] (the "Drilling Unit").

(B)
VD3 has knowledge and expertise in the commercial and technical management and operation of drilling units.

(C)
In reliance on that knowledge and expertise, the Owner wishes to engage VD3 to provide the Services subject to, and in accordance with, the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter provided,

IT IS HEREBY AGREED between the Parties as follows:

1
DEFINITIONS AND INTERPRETATION

1.1
In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

"Affiliate" with respect to any Person, means any other Person which Controls, is Controlled by, or is under common Control with, such first Person, and "Affiliates" means all of them.

"Agreement" has the meaning given in the preamble.

"Applicable ABAC Laws" means all Applicable Laws applying to the Owner or VD3 prohibiting bribery, money laundering and other related forms of corruption, including fraud, tax evasion, insider dealing and market manipulation.

"Applicable Laws" means any and all laws or regulations, codes, ordinances, regulatory policies, treaties conventions, decrees, orders, permits, licenses, authorisations, directives, judgements and policies made or assumed by any competent legislative, executive,

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administrative or judicial authority, having or purporting to have jurisdiction over VD3 or the Owner under this Agreement, or relating to the ownership, lease, use, maintenance, custody, operation or possession of the Drilling Unit.

"Board of Directors" means the Board of Directors or similar governing body of the Owner, including the manager or board of managers of the Owner, as applicable.

"Business Day" means a day (excluding Saturdays, Sundays and public holidays) on which banks are ordinarily open for business in New York, New York, U.S.A., Dubai, U.A.E., Cairo, Egypt and (for the purposes of Clauses 15.2 and (in respect of service upon VD3) , the place of incorporation of VD3).

"CEO" has the meaning given in Clause 14.2.

"Client" means North Oil Company or successor or permitted assign under the Drilling Contract. "Commencement Date" means the later to occur of the Contract Date and the Effective Date.

"Confidential Information" means all information, whether written, electronic or oral, together with all analyses or other documents prepared by a Party or its Representatives, which contain or otherwise reflect or are generated from such information (together with any notes, documents, files, data, analyses, summaries or other materials prepared by a Party to the extent based upon or reflecting such information), which is disclosed by, or on behalf of, a Party or any member of its Group (the "Disclosing Party") to another Party or any member of its Group (the "Receiving Party") in connection with this Agreement, the Services or the Drilling Unit or any of the transactions contemplated by this Agreement. For the avoidance of doubt, all (i) documents, computer programs and models provided by either Party in connection with the Drilling Unit or the provision of the Services, (including, without limitation, with respect to VD3, the Procedures) and all copies of such items and (ii) documents, data, results, calculations, drawings, sketches, equipment, reports and similar items or documents which are developed solely for the provision of the Services shall constitute "Confidential Information".

"Contract Date" has the meaning given in the preamble.

"Contract Date Provisions" means Clauses 9.1(g), 9.2(f), 13, 14, 15, 16, 17, 18, 20, 22, 24 and

26.

"Control" means the ability, directly or indirectly, to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise (and "Controls" and "Controlled" shall be interpreted accordingly).

"Crew" means the Drilling Unit's crew.

"Crew Insurances" means insurance of liabilities in respect of Crew risks which shall include death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects.

"Disclosing Party" has the meaning given in the definition of "Confidential Information" in this Clause 1.1.

"Dispute" has the meaning given in Clause 14.2.

"Drilling Contract" means drilling contract no. [________].

.

SSA

"Drilling Unit" has the meaning given in Recital (A).

"Effective Date" means the time and date of Closing (as defined in the SPA). "Force Majeure Event" has the meaning given in Clause 12.1.

"Good Oilfield Practice" means the standards which are generally accepted in the industry for reputable, prudent and experienced international offshore drilling contractors and which are consistent with the Drilling Contract.

"Group" means the Owner's Group or VD3's Group, or either of them, as the context requires. "Indemnified Party" has the meaning given in Clause 5.3.

"Indemnifying Party" has the meaning given in Clause 5.3.

"Insurances" has the meaning given in Clause 7.

"LCIA" has the meaning given in Clause 14.3. "Losses" has the meaning given in Clause 8.1.

"Management Fee" has the meaning given in Clause 6.1(a).

"Management Standard" means such reasonable care and diligence at all times in the provision of the Services as is customary for prudent, reputable and experienced managers in the international offshore drilling industry and which is consistent with the Drilling Contract.

"Management System" means all of the applicable systems, software and policies and procedures of VD3 relevant to the performance of the Services, including but not limited to those currently being used by VD3 and/or the Owner (including but not limited to SAP procurement and finance modules and other systems and software in respect of safety, operations, procurement and Applicable ABAC Laws).

"Owner" has the meaning given in the preamble. "Owner's Group" means the Owner and its Affiliates.

"Person" means any individual, firm, corporation, stock company, limited liability company, trust, partnership, limited liability partnership, association, joint venture or business, whether or not having legal personality.

"Procedures" has the meaning set out in Clause 5.4. "Proceedings" has the meaning set out in Clause 8.1. "Providing Party" has the meaning set out in Clause 5.3.

"Receiving Party" has the meaning given in the definition of "Confidential Information" in this Clause 1.1.

"Regardless of Cause" means without regard to cause and notwithstanding any breach of contract (including repudiatory breach), tort (including negligence of any degree or character), misrepresentation (other than fraudulent misrepresentation), fault or breach of duty (whether

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statutory or otherwise), breach of any applicable laws, permits or governmental requirement, or any other ground for liability, on the part of the Party or Person seeking indemnity (or exclusion or limitation of liability, as the case may be) or on the part of any other Person, and, in each case, to the fullest extent permitted by English law and without regard to any right of limitation or exclusion of liability pursuant to the laws of any state or country or the provisions of any international convention or any other body having jurisdiction over the Party or Person seeking indemnity; provided that "Regardless of Cause" shall never include Wilful Misconduct of the Person seeking indemnity (or exclusion or limitation of liability, as the case may be).

"Reimbursable Costs" means any costs (third party or otherwise) that are pre-approved by the Owner in writing for reimbursement to VD3 by the Owner.

"Representative" or "Representatives" means, with respect to either Party, the directors, officers, employees, agents, accountants, consultants, attorneys and advisors of such Party or any member of its Group; provided that "Representative", with respect to the Owner, shall never be deemed to include a Representative of VD3 and "Representative", with respect to VD3, shall never be deemed to include a Representative of the Owner.

"Rules" has the meaning given in Clause 14.3.

"Sanctions" means any embargo, sectoral sanctions, economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by any Sanctions Authority.

"Sanctions Authority" means the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Department of State, Her Majesty's Treasury, the United Nations Security Council or the European Union.

"Services" means the services to be provided by VD3 to the Owner pursuant to this Agreement, as more particularly set out in Appendix 1, together with such other services as the Owner and VD3 may agree from time to time. Notwithstanding any other provision of this Agreement, legal entity management (for example, corporate filings, corporate finance and treasury and other legal entity specific support) is excluded from the scope of the Services.

"SPA" means the share purchase agreement between Vantage Holdings International (as seller) and ADES International Holdings Ltd (as buyer).

"Term" has the meaning given in Clause 2.

"Termination Date" means the date on which any termination of this Agreement takes effect. "Third Party" means any Person which is not part of VD3's Group or the Owner's Group. "VD3 Group" means VD3 and its Affiliates.

"VD3 Parent" means the Guarantor. "Wilful Misconduct" means:

(a)
fraud or fraudulent misrepresentation;

(b)
any intentional or reckless wrongful act (or intentional or reckless wrongful failure to act) (whether sole, joint, concurrent or otherwise) by any Person with knowledge that such act (or failure to act) is wrongful and with either an intention to cause injury to a Person or physical loss to damage to property or a reckless disregard as to whether such injury, loss or damage will be caused (provided that "Wilful Misconduct" shall not include any intentional act or failure to act where the relevant Party's good faith intention is to avoid or mitigate more serious harmful consequences).

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"Year" means a period of three hundred and sixty-five (365) calendar days.

1.2
The headings in this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof.

1.3
All the terms of this Agreement, whether so expressed or not, shall be binding upon the Parties and their respective successors and permitted assigns.

1.4
Unless the context otherwise requires, words in the singular include the plural and vice versa.

1.5
The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

1.6
Any reference to an enactment shall be deemed to include reference to such enactment as re- enacted, amended, consolidated or extended from time to time.

1.7
Any reference to (or to any specified provision of) this Agreement or any other document shall be construed as reference to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties.

1.8
The Recitals form part of this Agreement. Any reference to a "Recital", "Clause" or "Appendix" shall (unless otherwise stated) be construed as reference to a Recital or Clause of, or Appendix to, this Agreement and references to this Agreement includes its Recitals and Appendices.

1.9
The contract construction doctrine of ejusdem generis shall not apply to this Agreement.

1.10
In this Agreement, the expression "arising out of this Agreement" means arising out of or related to this Agreement, Regardless of Cause.

1.11
The words "approve", "approval", "consent" or words similar in effect shall be deemed to be completed by the expression "which shall not be unreasonably withheld, conditioned or delayed".

2
TERM

With the exception of the Contract Date Provisions, which shall be effective from and after the Contract Date, this Agreement shall come into effect on the later of the Contract Date and the Effective Date and shall continue in full force and effect until the earlier of the Termination Date and the end of the last day of the third Year after the Commencement Date (such period being the "Term").

3
COMMENCEMENT AND DURATION OF THE SERVICES

3.1
VD3 shall perform and deliver the Services from the Commencement Date until the end of the Term, subject to, and in accordance with, the terms and conditions of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement by either Party pursuant to Clause 9, VD3 shall provide to the Owner such cooperation and assistance (and shall cause its Affiliates and shall use best endeavours to cause its and its Affiliates' Representatives to provide such cooperation and assistance) as may be reasonably required by the Owner in order to transition the Services to the Owner, during the remainder of the Term.

SSA

PERSONNEL

4.1
VD3 personnel. The Parties agree and acknowledge that VD3 shall have the exclusive right to appoint and terminate the appointment of personnel to perform the Services (but shall only exercise such right after prior consultation with the Owner). The Parties acknowledge and agree that no personnel assigned to provide the Services shall be or become employees of the Owner during the provision of the Services or as a result of termination of this Agreement. Unless otherwise agreed, all personnel assigned by VD3 to provide the Services shall report to VD3.

4.2
Single point of contact. Each Party shall each nominate a suitable person as the single point of contact for such Party for the purpose of efficient and timely communication and reporting in relation to the performance of this Agreement and any and all matters pertaining to the Drilling Unit.

4.3
At all times, VD3 shall exercise due diligence to ensure that:

(a)
there is an adequate number of personnel assigned to provide the Services; and

(b)
all personnel assigned to provide the Services are suitably skilled, qualified and experienced, adequately trained and capable of providing the applicable Services in respect of which they are engaged.

4.4
Non-solicitation. The Parties agree that, during the Term and for a period of one year from the Termination Date, neither Party will, directly or indirectly, solicit to employ or employ any of the current officers or employees of the other Party without obtaining the other Party's prior written consent. Notwithstanding the foregoing, each Party shall be permitted to hire any such person who seeks employment with the other Party on an unsolicited basis or in response to any general solicitation efforts to hire employees in the ordinary course of business, including employment advertisements contained in newspapers, websites, or trade publications.

5
SERVICES

5.1
With effect from the Commencement Date and until the end of the Term, the Owner hereby appoints VD3, and VD3 hereby accepts the appointment as the provider of the Services to the Owner.

5.2
In providing the Services, VD3 shall at all times, subject to, and in accordance with, the terms and conditions of this Agreement:

(a)
act in accordance with the Management Standard and with due dispatch (and for these purposes VD3 confirms that it has been provided with a copy of and is familiar with the Drilling Contract);

(b)
allocate sufficient time and resources as are necessary to provide the Services with the degree of care, diligence, skill and foresight of a reasonably prudent manager involved in providing services comparable to the Services in accordance with the Management Standard;

(c)
provide the Services in accordance with all Applicable Laws and without breaching any Sanctions or Applicable ABAC Laws applicable to the Owner, any of the Owner's Group or the Drilling Unit;

(d)
not discriminate against the Drilling Unit or afford preference to any vessel or company either owned by it or any member of VD3's Group or under the management of VD3 or

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any member of VD3's Group but shall, so far as practicable, ensure a fair distribution of services to all such vessels and companies from time to time under its management; and

(e)
provide the Services in accordance with VD3's quality management system, including the policies and administrative procedures incorporated therein.

5.3
Documents, computer programs and models provided by either Party (the "Providing Party") in connection with the Drilling Unit or the performance of the Services, and all copies of such items, shall be and shall remain the Providing Party's property. No Party shall ever use such documents, data programs, models or copies for any other purpose than the provision of the Services, and shall, unless otherwise agreed with the Providing Party, return all such items to the Providing Party on the Termination Date. Documents, data, results, calculations, drawings, sketches, equipment, reports and similar items or documents which are developed solely for the performance of the Services shall be the Owner's property. Nevertheless, VD3 is entitled to use results of a general nature which do not include the Owner's Confidential Information in its own activities, unless otherwise agreed. Each Party (the "Indemnifying Party") shall indemnify the members of the other Party's Group (and any Representative of the other Party's Group) (each an "Indemnified Party") against claims arising from the violation of patent rights or other intellectual property rights where such claims arise from the use or exploitation by the Indemnified Party of any intellectual property, information or equipment owned or supplied by the Indemnifying Party or any member of its Group (and any Representative) in connection with the Services.

5.4
Notwithstanding Clause 5.3, VD3's Group has and shall retain the full and exclusive ownership of and right to use any procedures, policies, manuals and systems (collectively "Procedures") developed by VD3's Group in connection with the Services, including such Procedures which are derived from or form part of the Management System, and the Owner shall keep in strict confidence and shall not, without the prior written consent of VD3, or unless required by Applicable Law, divulge to any other Person (or allow any Third Party to use) in part or in whole, any such Procedures and information relating thereto and destroy or return all of these to VD3 on the Termination Date (save to the extent necessary for any continued use by the Owner as contemplated by this Clause 5.4). To the extent the Owner requires use of the Procedures after termination of this Agreement to operate or manage the Drilling Unit the Owner shall have a perpetual royalty free licence to use the Procedures that it then has knowledge of for such purpose (but not for any other purpose) provided always that this shall not require or oblige VD3 to maintain or extend any third party licences in favour of VD3 after termination of this Agreement.

5.5
The Owner shall use reasonable endeavours to procure for VD3 reasonable access to the Crew, and all relevant documentation in respect of the Drilling Unit; provided that if VD3 is not given reasonable access to the Crew and/or all relevant documentation in respect of the Drilling Unit (whether or not the Owner has exercised reasonable endeavours as aforesaid), VD3 shall have no liability to the Owner in connection with any resulting failure to perform any obligation under this Agreement, or any resulting delay in performing any such obligation. The Owner shall furnish to VD3, and VD3 shall furnish to the Owner, all information and documentation reasonably required as expeditiously as necessary for the orderly provision of the Services, the performance of the Drilling Contract, the operation of the Drilling Unit and for any other reason that is reasonably requested by VD3 or Owner.

5.6
Condition of Drilling Unit. The Owner shall provide VD3 promptly following VD3's reasonable request from time to time with copies of all relevant documentation in respect of the Drilling Unit in the English language, including detailed equipment lists, specifications, inventory, purchase orders, as-built drawings (if necessary) and other similar information (in each case to the extent these are in the Owner's possession, custody or control) to allow VD3 to perform the Services.

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REMUNERATION OF VD3

6.1
Commencing from the Commencement Date, the Owner shall pay to VD3 by depositing into an account(s) designated by VD3, the following amounts:

(a)
a fixed fee calculated in respect of the relevant month as set out in Clause 6.2 (the "Management Fee") to be invoiced monthly in arrears (commencing on the last day of the month in which the Commencement Date occurs) and to be paid by the Owner within 30 days of its receipt of such invoice); and

(b)
the Reimbursable Costs to be incurred in the relevant month (it being agreed that the Owner will pre-fund all Reimbursable Cost items of US$7,500 or less on the basis that (i) VD3 will submit a monthly invoice for such Reimbursable Costs anticipated to be incurred in such month; (ii) VD3 will not be required to incur such Reimbursable Costs until such invoice has been paid; and (iii) if and to the extent such Reimbursable Costs are paid to VD3 but not subsequently incurred by VD3, then VD3 will either repay or give credit to the Owner for such amount as has not been incurred either on its next monthly invoice or upon termination of this Agreement if earlier).

6.2
The Management Fee shall be calculated for each month during the Term as follows:

(a)
during the first Year commencing on the Commencement Date United States Dollars Three Thousand ($3,000) for each day (or pro rata for part of a day) during such month;

(b)
during the second Year after the Commencement Date United States Dollars Two Thousand ($2,000) for each day (or pro rata for part of a day) during such month; and

(c)
during the third Year after the Commencement Date United States Dollars Five Hundred ($500) for each day (or pro rata for part of a day) during such month.

6.3
If any amount due to VD3 under this Agreement is not paid by its due date, that amount shall bear interest at the rate of three (3) percent per annum (or pro rata). Interest under this clause shall accrue on a day-to-day basis and shall be compounded on the last Business Day of each month.

6.4
Any payment due from the Owner to VD3 under this Agreement shall be made free and clear of and without any deduction or withholding in respect of taxes, except as required by Applicable Law. If the Owner is required by law to make any deduction or withholding from any sum payable under this Agreement, (a) the Owner shall pay the applicable tax authorities any such required deduction or withholding and (b) if such deduction or withholding relates to a tax with respect to which the Owner has a payment or reimbursement obligation under Clause 8.3, the Owner shall pay (i.e., "gross-up") such additional amount to VD3 sufficient to ensure that the net amount VD3 receives equals the full amount which it would have received had the deduction or withholding not been required. The Owner shall provide VD3 with applicable documentation as reasonably requested by VD3 in writing to the Owner. The Parties shall work together to structure the Services in a financially efficient manner (including, for the avoidance of doubt, structuring the provision of the Services in a way that minimizes the Owner's indemnity obligation under Clause

8.3 to the extent practicable).

6.5
VD3 shall provide the Owner with reasonable supporting documentation in respect of any Reimbursable Costs. VD3 shall be under no obligation to incur any cost or expense under this Agreement or otherwise on the Owner's account until VD3 is put fully in funds for such cost or expense.

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6.6
VD3 shall have the right, but not the obligation, to suspend the Services in whole or in part if any payment of sums due to be paid to VD3, is overdue, and the Owner fails to make such overdue payment within thirty (30) days following the Owner's receipt of written notice from VD3 of such overdue amount.

6.7
All sums payable by the Owner under this Agreement shall be paid in United States Dollars unless otherwise agreed or provided for in this Agreement. If any obligation is properly incurred in a currency other than United States Dollars, it shall be converted by application of the prevailing market rate for conversion of that currency into United States Dollars on the date the payment was or is to be made by the relevant Party in accordance with the exchange rates listed in Bloomberg Markets for exchange of international currencies.

7
INSURANCE

7.1
The Owner shall procure the following insurances (the "Insurances") (from financially sound insurers) throughout the Term in accordance with Good Oilfield Practice and the following provisions of this Clause 7:

(a)
insurance in respect of the Drilling Unit on such terms as are required to comply with the Drilling Contract, in particular regarding conditions, insured values, deductibles, franchises and limits of liability, for:

(i)
hull and machinery marine risks (including Crew negligence) and excess liabilities;

(ii)
protection and indemnity risks (including pollution risks, diversion expenses and Crew Insurances);

(iii)
war risks (including blocking and trapping, protection and indemnity, terrorism and Crew risks); and

(iv)
such other insurances as may be mutually agreed.

7.2
The Insurances shall name the Owner, VD3 and, subject to underwriters' agreement, any other person designated by VD3 and approved by the Owner (such approval not to be unreasonably withheld or delayed) or designated by the Owner as joint assured (with full coverage and without liability in respect of premiums or calls arising in connection with the Insurances).

8
LIABILITY AND INDEMNIFICATION

8.1
Subject to Clause 8.5, and to the extent only that such Losses fall outside the scope of cover under the policies to be procured pursuant to Clause 7.1, (including where there is no cover because of a deductible) VD3 agrees to indemnify, defend and hold harmless each member of the Owner's Group from and against all actions, proceedings, claims, or demands whatsoever and howsoever arising ("Proceedings"), which may be brought against them or incurred or suffered by them and against and in respect of all losses, damages, costs, liabilities, or expenses (including legal costs and expenses on a full indemnity basis) of whatsoever nature, whether direct or indirect ("Losses"), incurred or suffered by them to the extent caused by (a) a breach of VD3's obligations under this Agreement (whether such breach is caused by VD3 or by any member of VD3's Group or by a Representative or subcontractor of VD3's Group), or (b) any Wilful Misconduct of any member of VD3's Group.

8.2
Except (a) only to the extent of any Losses caused by a breach of VD3's obligations under this Agreement (whether such breach is caused by VD3 or by any member of the VD3 Group or by a Representative or subcontractor of the VD3 Group) or (b) any Losses caused by the Wilful

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Misconduct of VD3 or any member, Representative or subcontractor of VD3's Group; or (c) any all taxes, including but not limited to withholding taxes, assessments, levies, imposts and/or duties and non-refundable VAT, by whatsoever name assessed upon VD3's Group (and any Representative or subcontractor of VD3's Group) arising out of this Agreement (and which are not the express responsibility of the Owner under this Agreement), the Owner hereby undertakes to keep each member of VD3's Group indemnified and to hold them harmless against all Proceedings which may be brought against them or incurred or suffered by them arising out of this Agreement (save as specified), and against and in respect of all Losses which any member of VD3's Group may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement (but for the avoidance of doubt excluding the cost of complying with obligations arising out of this Agreement, any normal overhead or operating expenses of any member of the VD3 Group and any Losses that would have been incurred even if this Agreement had not been entered into).

8.3
A Party or other Person claiming a right to indemnification under this Clause 8 shall give prompt written notice of such claim to the indemnifying Party.

8.4
Neither Party shall be liable for any consequential, exemplary, special or punitive damages arising out of this Agreement including under any indemnity in this Agreement (it being acknowledged that liability for loss of bargain or loss incurred under or in connection with the Drilling Contract are not excluded).

8.5
Limits of Liability. Notwithstanding any other provision of this Agreement, the aggregate liability of the VDI Group (and any Representative or subcontractor of the Owner's Group) to the Owner's Group (and any Representative or subcontractor of the Owner's Group) in respect of any and all Losses arising out of this Agreement up to the date of any event giving rise to liability on the part of VD3 (other than liabilities for losses caused by fraud or the Wilful Misconduct of VD3 or any member of VD3's Group or its Representatives or subcontractors) shall be limited to the sum of one hundred percent (100%) of the Management Fee that would have been payable to VD3 if the Agreement had continued for a period of 3 years from the Commencement Date.

8.6
Owner's Group. The Owner shall procure that each member of the Owner's Group shall bound by the limit of liability referred to in Clause 8.5.

9
TERMINATION

9.1
Termination by the Owner. The Owner shall be entitled to terminate this Agreement with immediate effect upon giving written notice to VD3 if:

(a)
VD3 commits a material breach of this Agreement, and where such breach is capable of remedy, fails to remedy or commence to remedy the breach in accordance with Good Oilfield Practice within thirty (30) days' notice by the Owner of such breach and requiring action to remedy the same;

(b)
a change of Control (whether direct or indirect) occurs in respect of VD3 or theVD3 Parent;

(c)
a Force Majeure Event affecting VD3 or the Owner continues for more than ninety (90) days;

(d)
an agreed, arranged, compromised, constructive or actual total loss or requisition for title of the Drilling Unit has occurred as determined by the insurance underwriters;

(e)
the Drilling Contract is terminated;

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(f)
any member of VD3's Group or any of VD3's Representatives breaches any Applicable Laws relating to Sanctions or becomes targeted by Sanctions (other than as a result of any act or omission of any member of the Owner's Group or any of the Owner's Representatives); or

(g)
the Effective Date has not occurred by the Longstop Date (as defined in the SPA).

9.2
Termination by VD3. VD3 shall be entitled to terminate this Agreement with immediate effect upon giving written notice to the Owner in any of the following events:

(a)
the Owner commits a material breach of this Agreement, and where such breach is capable of remedy, fails to remedy or commence to remedy the breach in accordance with Good Oilfield Practice within thirty (30) days' notice by VD3 of such breach and requiring action to remedy the same;

(b)
the Owner fails to pay any amount due to VD3 within thirty (30) days following receipt of written notice from VD3 of such overdue amount;

(c)
a Force Majeure Event affecting the Owner continues for more than ninety (90) days;

(d)
the Drilling Contract is terminated;

(e)
any member of the Owner's Group or any of the Owner's Representatives breaches any Applicable Laws relating to Sanctions or becomes targeted by Sanctions (other than as a result of any act or omission of any member of VD3's Group or any of VD3's Representatives); or

(f)
the Effective Date has not occurred by the Longstop Date (as defined in the SPA).

9.3
Without prejudice to Clause 9.7 or any other repudiatory breach of this Agreement by either the Owner or VD3, it is agreed that any failure by the Owner to have paid 3 consecutive invoices in respect of the Management Fee within the time required by this Agreement shall be deemed to be a repudiatory breach of this Agreement by the Owner unless the Owner has in good faith disputed any such payment because of an alleged breach by VD3 of its obligations under this Agreement.

9.4
In the event of any termination of this Agreement, after the Commencement Date, for whatever reason in accordance with this Clause 9, the Owner shall settle any and all Management Fees incurred up to the date of such termination but subject Clause 9.7 neither the Owner or VD3 shall have any further liability or obligation under this Agreement.

9.5
In circumstances where either Party has elected to terminate this Agreement, after the Commencement Date, in accordance with this Clause 9, so long as the Management Fee continues to be paid as it falls due (and it is acknowledged by the Owner that the Management Fee will remain payable and Clause 6 will remain effective in the following periods), VD3 shall continue to perform all of its obligations hereunder, including the Services, during any notice period following such election as provided for in this Clause 9.

9.6
Within ten (10) Business Days following the Termination Date, but only if the Commencement Date has already occurred, VD3 shall deliver to the Owner such information relating to the Services as is in the possession or control of VD3.

9.7
Nothing in this Clause 9 shall prevent either Party from enforcing the indemnities contained in this Agreement or pursuing any remedy to which it may be entitled, at law or in equity, in respect of any Services or monies due and payable to it under the terms of this Agreement which has

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accrued on or prior to the termination of this Agreement. The Parties further agree that any termination of this Agreement is not intended to effect any transfer (whether automatic or otherwise) of any employees of any member VD3's Group to any member of the Owner's Group and for these purposes VD3 shall ensure that no employee of VD3's Group shall be part of an organised grouping of employees which has as its principal purpose the carrying out of the Services.

SALE OF THE DRILLING UNIT

Prior to any sale of, and in connection with any proposal to sell, the Drilling Unit by the Owner after the Commencement Date and during the Term, the Owner shall provide VD3 with reasonable notice of the proposed sale.

11
COMPLIANCE WITH LAW

The Owner and VD3 both agree to comply with the provisions of any Applicable Laws regarding anti-corruption or anti-bribery Applicable Laws, including the Foreign Corrupt Practices Act of the United States of America and the UK Bribery Act 2010. VD3 and the Owner agree that no portion of the payments, fees or commissions earned by either of them under, as the case may be, this Agreement or any Drilling Contract will be knowingly transferred to any official of any governmental authority in violation of any Applicable Laws.

12
FORCE MAJEURE

12.1
No failure, delay or omission by either Party to perform or carry out its obligations in accordance with this Agreement shall give rise to any claim by the other Party or be deemed a breach of this Agreement if such failure, delay or omission arises from any natural phenomena that such Party could not reasonably control or prevent or any human event that such Party could not reasonably control or prevent, including adverse weather conditions, floods, storms, acts of God, acts of public enemies, military actions, wars whether declared or undeclared, insurrections, riots, labour disputes (including strikes), boycotts, governmental interference, epidemics and pandemics, disease or outbreaks (including the Covid-19 virus); or any other event whether or not similar to the matters herein specifically enumerated which was beyond the reasonable control of the Party affected (a "Force Majeure Event").Financial distress shall not, for whatever reason, excuse failure, delay or omission to perform, and no event mentioned herein shall operate to suspend or delay, the Owner's obligation to make payment as and when due under this Agreement. Financial distress shall not, for whatever reason (provided that the Owner shall have complied with its payment obligations under this Agreement), excuse failure, delay or omission to perform, or shall operate to suspend or delay VD3's obligation to provide the Services under and in accordance with this Agreement nor shall any labour disputes (including strikes) involving only a Party (or its Group's) own workforce or any failure of any supplier or subcontractor of a Party (unless such failure is also caused by a Force Majeure Event affecting that supplier or subcontractor within the meaning of this Clause 12.1).

12.2
The affected Party shall:

(a)
promptly after the occurrence of a Force Majeure Event, and in any event within ten (10) Business Days, provide the other Party with written details of the nature and extent of the Force Majeure Event in question, including the affected Party's reasonable estimate of the likely extent and duration of its inability to perform its obligations under this Agreement as a result of such Force Majeure Event and, thereafter, promptly provide any further information which the other Party reasonably requires; and

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(b)
use reasonable endeavours to avoid, mitigate or minimise the consequences of the Force Majeure Event in question and carry out its obligations and duties in such other ways as may be reasonably practicable.

ASSIGNMENT

13.1
The rights and obligations of VD3 hereunder may not be assigned or transferred without the prior written consent of the Owner; provided, however, that VD3 may assign or transfer all or any part of its rights and obligations under this Agreement to any one or more of its Affiliates without the Owner's consent provided that prior written notice of such assignment has been received by the Owner from VD3.

13.2
The rights and obligations of the Owner hereunder may not be assigned or transferred without the prior written consent of VD3; provided, however, that the Owner may assign or transfer all or any part of its rights and obligations under this Agreement without VD3's consent to: (a) a purchaser of the Drilling Unit, to the extent VD3 has been notified of such sale; (b) any member of the Owner's Group; or (c) by way of security for its obligations under any finance documents, and VD3 agrees to execute such documents as may be reasonably required to effect such assignment or charge or transfer (and VD3 shall not charge any amount(s) for executing such documents or cooperating hereunder).

14
LAW AND DISPUTE RESOLUTION

14.1
This Agreement and any non-contractual obligations/disputes arising out of, or in connection with, it shall be governed by, and construed in accordance with, the laws of England and Wales.

14.2
Without prejudice to Clause 14.3, in the event of a dispute of any kind whatsoever between the Parties relating to this Agreement, including any question regarding its existence, validity, termination or rescission or any stipulation in this Agreement or any non-contractual obligations arising out of, or in connection with, it (in each case, a "Dispute"), either Party may at any time circulate to the other Party's chief executive officer ("CEO") or legal representative designated by the CEO, as the case may be, a memorandum or other form of statement setting out its position on the Dispute and its reasons for adopting such position. Each such memorandum or statement, if circulated, shall be considered by the CEO (or legal representative of the CEO) of the Parties who shall respectively use their reasonable endeavours to resolve the Dispute. A meeting date and place shall be established by mutual agreement of the CEO's (or legal representative), such date shall not exceed thirty (30) days from the date of the first memorandum or statement.

14.3
All Disputes between the Parties shall be referred to and finally resolved and binding by arbitration pursuant to the rules of the London Court of International Arbitration (the "LCIA") (the "Rules"), which Rules are deemed to be incorporated by reference into this Clause. The number of arbitrators shall be three (3), appointed in accordance with the said Rules. Each Party shall be entitled to nominate one arbitrator and the two so appointed shall thereafter nominate the third arbitrator. For the avoidance of doubt, if VD3 includes more than one entity, VD3 shall only be entitled collectively to nominate one arbitrator. The seat of arbitration shall be London, England. The language of the arbitration shall be English. The law of the arbitration shall be the laws of England and Wales.

14.4
Notwithstanding anything to the contrary under the Rules, the Parties expressly agree that they shall have the right to appeal on a point of law pursuant to section 69 of the Arbitration Act 1996.

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14.5
Nothing in this Clause 14 (subject to Clause 14.6) shall restrict the right which either Party may have to seek injunctive relief in respect of a breach of this Agreement, in respect of which action for injunctive relief the Parties submit to the exclusive jurisdiction of the courts of England and Wales.

14.6
VD3 hereby expressly and irrevocably waives any contractual lien or any other lien, right in rem or right to arrest the Drilling Unit or part thereof (or any other drilling unit or asset belonging to the Owner from time to time) that might otherwise vest in VD3 whether in respect of any amount that might be owed to VD3 under this Agreement (or otherwise) and VD3 undertakes to procure that no member of VD3's Group shall exercise or seek to exercise any such contractual lien or any other lien, right in rem or right to arrest (or equivalent right).

15
NOTICES

15.1
All notices in respect of this Agreement shall be sent by special delivery, by courier, by hand or by e-mail to the following addresses:

(a)
In respect of notices to the Owner:

Emerald Driller Company

c/o Advanced Energy Services Unit 517, Level 5, Index Tower, DIFC, PO Box 507118, Dubai,

UAE

Email: [______________]

With a copy to (which shall not constitute notice): [__________________]; and

Hill Dickinson LLP

8th Floor, The Broadgate Tower

20 Primrose Street, London EC2A 2EW, United Kingdom

Attention: [____________]

Email: [ ]

(b)
In respect of notices to VD3 (or the Guarantor):

Vantage Driller III Co.

c/o Vantage Energy Services, Inc. 777 Post Oak Boulevard

Suite 440

Houston, TX 77056 USA Attention: [______]

Email: [________]

With a copy to (which shall not constitute notice):

Wikborg Rein LLP 30 Cannon Street London EC4M 6XH United Kingdom

Attention: [_________]

Email: [_________]

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or to such other address as the relevant Party may from time to time designate by notice in writing in accordance with this Clause 15.

15.2
Any notice required to be given pursuant to this Agreement shall be deemed to be duly received:

(a)
in the case of a letter, whether delivered by special delivery, by courier or by hand, at the date and time of its actual delivery if within normal business hours (09:00–17:00) on a Business Day in the place of receipt, otherwise at the commencement of normal business hours on the next Business Day in the place of receipt; and

(b)
in the case of e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00–17:00) on a Business Day in the place of receipt, otherwise at the commencement of normal business hours on the next Business Day in the place of receipt.

15.3
All notices and other communications required to be given by either the Owner or VD3 to the other under, or in connection with, this Agreement shall be in writing and in the English language.

16
ENTIRE AGREEMENT

16.1
This Agreement and the other agreements referred to in it represent the entire agreement between the Owner and VD3 with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, agreements or understandings, either written or oral, with respect thereto. Each Party acknowledges that, in entering into this Agreement, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance, warranty or promise of any Person other than as expressly set out in this Agreement or an agreement referred to in it and it unconditionally and irrevocably waives any claims, rights or remedies which it might otherwise have had in relation thereto. Nothing in this Agreement operates to limit or exclude any liability for fraud or fraudulent misrepresentation.

17
COUNTERPARTS

17.1
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute a single instrument.

18
SEVERABILITY

18.1
The provisions of this Agreement shall be deemed independent and severable, and the invalidity, unenforceability or partial invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The Parties agree to substitute, for any invalid or unenforceable provision, a valid and enforceable provision which achieves to the greatest possible extent, the economic, legal and commercial objectives of the invalid or unenforceable provision.

19
SURVIVAL

19.1
The termination of this Agreement shall not affect the rights and obligations of the Parties which have accrued on or prior to, or arise in consequence of, such termination. Any provision of this Agreement that expressly or by implication or by its nature is intended to come into or continue in force on or after termination of this Agreement, including Clauses 6, 8, 9 and 11 to 27 (inclusive), shall remain in full force and effect.

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VARIATIONS AND WAIVER OF RIGHTS

20.1
No variation of this Agreement shall be effective unless made in writing, signed by, or on behalf of, each of the Parties and expressed to be such a variation.

20.2
No failure or delay by either Party or time or indulgence given in exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same, nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

20.3
No waiver by either Party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such Party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

21
REPRESENTATIONS AND WARRANTIES

21.1
Each Party warrants and represents to the other Party as follows (and the Guarantor represents to the Owner):

(a)
it is duly formed, validly existing and in good standing under Applicable Laws and is duly qualified and/or licensed to the extent and as may be required by Applicable Laws, and in good standing in the jurisdiction of its organization;

(b)
it has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement;

(c)
this Agreement is legal, valid and binding with respect to it and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally; provided that unless and until the Effective Date occurs, from and after the Contract Date and until the Termination Date only the Contract Date Provisions shall have any force or effect;

(d)
it has, or before commencing activities in any state or other jurisdiction will have, and will maintain, all requisite power, approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of all governmental authorities of such state or other jurisdiction required for it to commence such activities in such jurisdiction; each of the foregoing is or will be in full force and effect and has been duly and validly issued; and

(e)
no permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or Third Party is required in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby.

22
CONFIDENTIAL INFORMATION

22.1
The Parties agree that the Confidential Information will not be used for any other purpose than for the provision of the Services set out in this Agreement and will be treated by each Party and its Representatives as confidential in all respects.

22.2
Notwithstanding anything to the contrary contained in this Agreement, either Party and its Representatives may disclose the Confidential Information or portions thereof:

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(a)
in order to comply with any Applicable Law, stock exchange rules or any ruling applicable to the said Party or any of its Representatives or at the request of any government authority, regulatory bodies, stock exchange or representatives thereof, courts or pursuant to legal process, or to such Party's or its Affiliates' professional consultants, advisors, auditors or accountants;

(b)
where the Confidential Information in question is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives in breach of this Agreement;

(c)
to any of the following persons to the extent necessary for the proper performance of their duties or functions:

(i)
the Client;

(ii)
any member of the Owner's Group or VD3's Group (and their Representatives);

(iii)
insurers of the Receiving Party; and

(iv)
financial advisors, investment bankers, underwriters, brokers, lenders or other financial institutions advising on, providing or considering the provision of financing to the Receiving Party or any member of its Group, provided that the Receiving Party shall exercise due diligence to ensure that no such Person in Clauses 22.2(c)(ii), (iii) and (iv) shall disclose Confidential Information to any unauthorised Person.

22.3
In the event that this Agreement is terminated, the Party having received Confidential Information further agrees, upon the other Party's written request, to promptly return all written Confidential Information received or certify (email to suffice) to the Disclosing Party its destruction. Notwithstanding the return or destruction of any such material, the Party will continue to hold in confidence all Confidential Information.

23
SANCTIONS

23.1
Each Party represents and warrants that, at the date of this Agreement, no member of its Group nor any of its Representatives are subject to Sanctions.

23.2
The Owner further confirms that it shall not require or instruct the Drilling Unit to be employed or utilised in any way which puts any of the Drilling Unit, the Owner, VD3, VD3's Group or Representatives in breach of Sanctions or liable under any laws relating to Sanctions.

24
RELATIONSHIP BETWEEN THE OWNER AND VD3

24.1
Nothing in this Agreement shall be deemed to establish any partnership or joint venture between the Owner and VD3 (or any members of their respective Groups).

25
RIGHTS OF THIRD PARTIES

25.1
Save as otherwise expressly provided in this Agreement, no provisions of this Agreement which confer rights upon any Person who is not a party to this Agreement shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any such Person.

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25.2
This Agreement (including, without limitation, this Clause 25) may be terminated, rescinded, or varied in any way by the Parties without the consent of any other Person who may be expressly entitled to the benefit of any provision of this Agreement.

COSTS

26.1
Save as otherwise expressly provided in this Agreement or any agreement to be entered into pursuant hereto, each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement.

27
GUARANTEE

27.1
In consideration of the Owner entering into this Agreement, the Guarantor as primary obligor (and not as surety only) hereby irrevocably and unconditionally guarantees to the Owner the due and punctual performance and observance by VD3 (and its successors and assigns) of all of their obligations (which shall include without limitation all payment obligations and performance of all covenants, agreements and all obligations in respect of representations, warranties and indemnities) pursuant to this Agreement (the "Guaranteed Obligations").

27.2
It is agreed that Guarantor is entering into this Agreement solely for the purposes of giving the guarantee in this Clause 27 and the limited representations and warranties set forth in Clause 21.

27.3
This guarantee is to be a continuing guarantee and accordingly is to remain in force until all of the Guaranteed Obligations shall have been performed or satisfied in full. This guarantee is in addition and without prejudice to (and not in substitution for) any rights or security which the Owner may now or hereafter have in connection with the performance and observance of the Guaranteed Obligations and the Owner may enforce this guarantee against the Guarantor without having made any prior claim against VD3 (or any of its successors and assigns).

27.4
The Guarantor's obligations under this Agreement shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

(a)
any time or indulgence granted to, or composition with, VD3 or any other person;

(b)
the taking, variation, renewal or release of any right, guarantee, remedy or security from or against VD3 or any other person;

(c)
neglecting to perfect or enforce this Agreement against VD3 or any other person;

(d)
any variation or change to the terms of this Agreement or any other document under which Guaranteed Obligations arise; or

(e)
any unenforceability or invalidity of any obligation of the Owner under this Agreement (or under any other document under which Guaranteed Obligations arise), so that the Guaranteed Obligations shall be construed as if there were no such unenforceability or invalidity.

27.5
Clauses 14, 15, 16, 17, 18, 19, 20, 22 and 26 of this Agreement shall apply between the Owner and the Guarantor (with any necessary changes) in relation to this Clause 27 and any claims the Owner may have hereunder.

[The remainder of this page is intentionally left blank.]

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IN WITNESS OF WHICH each of the Parties has caused this Agreement to be duly executed on its behalf on the Contract Date.

SIGNED for and on behalf of EMERALD DRILLER COMPANY

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By

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lhab Toma

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its duly authorized representative in the presence of: Witness:

Name: Position:

SIGNED for and on behalf of VANTAGE DRILLER III CO.

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By

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lhab Toma

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its duly authorized representative in the presence of: Witness:

Name: Position:

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22/23

SIGNED for and on behalf of VANTAGE DRILLING INTERNATIONAL

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By

SSA

lhab Toma

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its duly authorized representative in the presence of: Witness:

Name: Position:

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23/23

APPENDIX 1 THE SERVICES

VD3 shall act in accordance with the Management Standard to provide the following (if applicable for the relevant Year – as indicated below) in the relevant Year during the Term:

Category	Service	First Year starting on the Commencement Date	Second Year after the Commencement Date	Third Year after the Commencement Date
Management System	Provision of the Management System.	YES	YES	YES
Drilling Contract Support	Support of Drilling Contract by personnel* in all Vantage corporate offices (currently in Houston, Singapore and Dubai).	Full access to Vantage's corporate offices (currently in Houston, Singapore and Dubai).	Full access to Vantage's corporate offices (currently in Houston, Singapore and Dubai), other than the human resource and supply chain departments.	Full access to Vantage's corporate offices (currently in Houston, Singapore and Dubai) for operational support department only.

*Including only reasonable time of the personnel working in the relevant departments listed above.

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